UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
July 1, 2025
(Date of Earliest Event Reported)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street,	Hanover,	Massachusetts	02339
Mailing Address:	288 Union Street,	Rockland,	Massachusetts	02370
(Address of principal executive offices, including zip code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(781)-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective as of July 1, 2025 (the “Effective Time”), Independent Bank Corp. (“Independent” or the “Company”) completed its previously announced merger (the “Merger”) with Enterprise Bancorp, Inc. (“Enterprise”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 8, 2024, among Independent, Rockland Trust Company (“Rockland Trust”), Enterprise and Enterprise Bank and Trust Company (“Enterprise Bank”). At the Effective Time, Enterprise merged with and into Independent, with Independent as the surviving corporation, and Enterprise Bank was merged into Rockland Trust, with Rockland Trust as the surviving entity.

Under the terms of the Merger Agreement, each share of Enterprise common stock was converted into the right to receive 0.60 shares of Independent’s common stock and $2.00 in cash, with cash also to be paid in lieu of fractional shares. Each outstanding share of Independent common stock remained outstanding and was unaffected by the Merger.

As a result of the Merger, Enterprise shareholders will receive an aggregate of approximately 7.5 million shares of Independent common stock and an aggregate of approximately $25.8 million in cash, inclusive of the payment made to cash out outstanding stock options and excluding cash paid in lieu of fractional shares. Independent now has, including the shares issued in connection with the Merger, approximately 50,107,000 shares of common stock outstanding.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, attached as Exhibit 2.1 to Independent’s Current Report on Form 8-K filed on December 9, 2024, and incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Enterprise Bancorp, Inc. 5.25% Subordinated Notes due 2030

Immediately following the completion of the Merger, Independent will assume all outstanding $60 million aggregate principal amount of Enterprise’s 5.25% Fixed to Floating Rate Subordinated Notes due 2030 (the “Enterprise Notes”). The Enterprise Notes were issued pursuant to that certain indenture, dated as of July 7, 2020 (the “Enterprise Indenture”), by and between the Enterprise and UMB Bank, National Association, as trustee (the “Enterprise Trustee”).

On July 1, 2025, immediately following the completion of the Merger, Independent (as successor in interest to Enterprise) and the Enterprise Trustee entered into the First Supplemental Indenture (the “Enterprise Supplemental Indenture”) to the Enterprise Indenture. Pursuant to the Enterprise Supplemental Indenture, Independent assumed all of the obligations of Enterprise as the “Issuer” (as such term is defined in the Enterprise Indenture) under the Enterprise Indenture and Enterprise Notes, on the terms and subject to the conditions set forth therein. Interest on the Enterprise Notes is payable at the rate of 5.25% per annum semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2021, and at a floating interest rate from and including July 15, 2025 to but excluding July 15, 2030 or earlier redemption date. Independent intends to repurchase and retire all $60 million of outstanding Enterprise Notes on July 15, 2025.

The Enterprise Indenture contains covenants and restrictions that, among other things and subject to certain exceptions, limit the ability of Independent (as successor in interest to Enterprise) to merge or consolidate or sell, assign, transfer, lease, or otherwise convey of all or substantially all of its properties and assets.

The Enterprise Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Enterprise Indenture, defaults in failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Enterprise Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Enterprise Notes may declare the principal of and accrued but unpaid interest on all of the Enterprise Notes to be due and payable.

A copy of the Enterprise Indenture and the Enterprise Supplemental Indenture are attached as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference. The descriptions of the material terms of the Enterprise Indenture, the Enterprise Supplemental Indenture, and the Enterprise Notes are qualified in their entirety by reference to such exhibits.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Appointment of Directors

In connection with the Merger and pursuant to the terms of the Merger Agreement, Independent increased the size of its Board of Directors (the “Board”) at the Effective Time from 15 members to 17 members and appointed Kenneth S. Ansin and Joseph C. Lerner (collectively, the “New Directors”) to the Board effective at the Effective Time. Mr. Ansin was appointed as a Class I member of the Board with a term expiring at the Company’s 2027 annual shareholder meeting. Mr. Lerner was appointed as a Class II member of the Board with a term expiring at the Company’s 2028 annual shareholder meeting. In connection with the appointment of the New Directors, the number of Class I Directors of the Board was increased from 5 to 6, and the number of Class II Directors of the Board was increased from 5 to 6. Rockland Trust also simultaneously increased the size of its Board of Directors from 15 to 17 members and appointed Mr. Ansin and Mr. Lerner to its Board of Directors.

Mr. Ansin and Mr. Lerner have not been appointed to serve on a Board committee at this time.

The Board has determined that each of the New Directors is “independent” within the meaning of both the Nasdaq rules and the Company’s Governance Principles.

Other than the Merger Agreement, there are no arrangements or understandings between Mr. Ansin and Mr. Lerner and any other person pursuant to which they were selected as directors. Mr. Ansin and Mr. Lerner do not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Ansin and Mr. Lerner will receive compensation for their service as directors in accordance with the policies and procedures previously approved by the Board for non-employee directors of the

Company, as more fully described in the Company’s Proxy Statement on Schedule 14A relating to the 2025 annual shareholder meeting under the heading “Director Compensation” (and such description is incorporated herein by reference). The annual non-employee director cash retainer for both Mr. Ansin and Mr. Lerner will be prorated for 2025 to reflect the effective date of their appointment. Mr. Ansin and Mr. Lerner will also each receive an annual restricted stock grant on the third business day following their appointment in accordance with the terms of the Company’s 2018 Director Stock Plan.

ITEM 7.01	REGULATION FD DISCLOSURE

On July 1, 2025, Independent issued a press release announcing the completion of the Merger and the appointment of Mr. Ansin and Mr. Lerner as directors. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not incorporated by reference into any of Independent’s filings.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
a.	Financial Statements of Business Acquired
Historical financial statements of Enterprise Bancorp, Inc. will be filed by amendment to this Current Report on From 8-K (this "Report") no later than 71 days following the date that this Report is required to be filed.

b.	Pro Forma Financial Information
Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

d.	Exhibits
The following exhibit are included with this Report:

Exhibit Index

Exhibit #	Exhibit Description
2.1
Agreement and Plan of Merger by and among Independent Bank Corp., Rockland Trust Company, Enterprise Bancorp, Inc. and Enterprise Bank and Trust Company is incorporated by reference to Exhibit 2.1 to Form 8-K filed on December 9, 2024

4.1
Exhibit 4.1 - Indenture dated as of July 7, 2020, by and between Enterprise Bancorp., Inc and UMB Bank, National Association as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Enterprise Bancorp, Inc. filed on July 7, 2020)

4.2
First Supplemental Indenture relating to Independent Bank Corp.’s (as successor in interest to Enterprise Bancorp., Inc.) 5.25% Subordinated Notes due 2030, dated as of July 7, 2020, by and between Independent Bank Corp. (as successor in interest to Enterprise Bancorp, Inc.) and UMB Bank, National Association as trustee

99.1	Press Release of Independent Bank Corp. dated July 1, 2025 regarding the closing of Enterprise Bancorp, Inc. acquisition and appointment of Kenneth S. Ansin and Joseph C. Lerner as directors
104	Cover page interactive data file (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	July 1, 2025	By:	/s/Patricia M. Natale
PATRICIA M. NATALE
GENERAL COUNSEL AND CORPORATE SECRETARY